Exhibit 99.6

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “plan of conversion”), our organization will convert from the mutual holding company to the stock holding company corporate structure. To accomplish the conversion, Mid-Southern Bancorp, Inc., newly formed to own Mid-Southern Savings Bank, FSB (“Mid-Southern Savings Bank”) is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the offering and the plan of conversion.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. The plan of conversion is subject to approval by Mid-Southern Savings Bank’s customers. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Mid-Southern Savings Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided.

Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the plan of conversion.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at Mid-Southern Savings Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible Mid-Southern Savings Bank customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our subscription offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Mid-Southern Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight courier to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand delivery to MidSouthern Savings Bank’s main office located at 300 North Water Street, Salem, Indiana. Stock Order Forms and full payment must be received (not postmarked) no later than 2:00 p.m., Eastern time, on __________, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Mid-Southern Savings Bank customer.

Sincerely,

Alexander G. Babey
President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Mid-Southern Bancorp Inc., newly formed to own Mid-Southern Savings Bank, FSB (“Mid-Southern Savings Bank”) is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a Plan of Conversion and Reorganization (the “plan of conversion”) that provides for the conversion from the mutual holding company to the stock holding company corporate structure.

Our records indicate that you were a depositor at the close of business on either December 31, 2016 or March 31, 2018, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Mid-Southern Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight courier to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand delivery to Mid-Southern Savings Bank’s main office located at 300 North Water Street, Salem, Indiana. Stock Order Forms and full payment must be received (not postmarked) no later than 2:00 p.m., Eastern time, on __________, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Mid-Southern Bancorp, Inc. stockholder.

Sincerely,

Alexander G. Babey
President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Mid-Southern Bancorp, Inc., newly formed to own Mid-Southern Savings Bank, FSB (“Mid-Southern Savings Bank”) is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering. The offering is being conducted pursuant to a Plan of Conversion and Reorganization (the “plan of conversion”) that provides for the conversion from the mutual holding company to the stock holding company corporate structure.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Mid-Southern Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight courier to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand delivery to Mid-Southern Savings Bank’s main office located at 300 North Water Street, Salem, Indiana. Stock Order Forms and full payment must be received (not postmarked) no later than 2:00 p.m., Eastern time, on __________, 2018. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Mid-Southern Bancorp, Inc. stockholder.

Sincerely,

Alexander G. Babey
President & Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

C

Dear Sir/Madam:

Keefe, Bruyette & Woods, a Stifel Company has been retained by MidSouthern Bancorp, Inc. as selling agent in connection with the offering of Mid-Southern Bancorp, Inc. common stock.

At the request of Mid-Southern Bancorp, Inc., we are enclosing materials regarding the offering of shares of Mid-Southern Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THERE ARE NO DUPLICATE CARDS!

THANK YOU!

PF

Questions and Answers
About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the Plan of Conversion and Reorganization?
A.	Under our Plan of Conversion and Reorganization (the “plan of conversion”), our organization is converting from the mutual holding company to the stock holding company corporate structure. At December 31, 2017, Mid-Southern, M.H.C. owned 71% of the common stock of Mid-Southern Savings Bank, FSB (“Mid-Southern Savings Bank”). The remaining 29% of the common stock was owned by existing public stockholders. As a result of the conversion, our newly formed corporation, Mid-Southern Bancorp, Inc. (“Mid-Southern Bancorp”) will own Mid-Southern Savings Bank.

At the completion of the conversion, existing public stockholders of Mid-Southern Savings Bank will exchange their shares of common stock for newly issued shares of common stock of Mid-Southern Bancorp, maintaining their approximate percentage ownership in our organization immediately prior to the conversion.

At the completion of the conversion, 100% of the common stock of Mid-Southern Bancorp will be owned by public stockholders. Mid-Southern, M.H.C.’s shares of Mid-Southern Savings Bank will be cancelled and Mid-Southern, M.H.C. will cease to exist.

Q.	What are the reasons for the conversion and offering?
A.	Our reasons for converting and raising additional capital through the offering are to: (i) strengthen our regulatory capital position with the additional capital we will raise in the stock offering; (ii) transition our organization to a more common and flexible stock holding company structure from our existing mutual holding company structure; (iii) enable our stock holding company the ability to pay dividends to our public stockholders without diluting their stock ownership interest; and (iv) eliminate the uncertainties associated with the mutual holding company structure.

Q.	Is Mid-Southern Savings Bank considered “well capitalized” for regulatory purposes?
A.	Yes. As of December 31, 2017, Mid-Southern Savings Bank was considered “well capitalized” for regulatory purposes.

Q.	Will customers notice any change in Mid-Southern Savings Bank’s day-to-day activities as a result of the conversion and offering?
A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our management and staff as a result of the conversion. Mid-Southern Savings Bank will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?
A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

Depositors and certain borrowers will no longer have voting rights in Mid-Southern, M.H.C. as to matters currently requiring such vote. Mid-Southern, M.H.C. will cease to exist after the conversion and offering. Only stockholders of Mid-Southern Bancorp will have voting rights after the conversion and offering.

THE PROXY VOTE

Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by our voting customers and the existing public stockholders.

Q.	Why should I vote “For” the plan of conversion?
A.	Your vote “For” the plan of conversion is extremely important to us. Each eligible Mid-Southern Savings Bank customer as of __________ received a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of conversion. The plan of conversion cannot be implemented without customer and stockholder approval.

If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you.

Our Board of Directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?
A.	Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the plan of conversion.

Without sufficient favorable votes, we cannot complete the conversion and offering.

Q.	How do I vote?
A.	Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?
A.	Depositors at the close of business on __________, 2018 are entitled to one vote for each $100 or fraction thereof on deposit. Additionally, each borrower as of April 8, 1998 whose borrowings remained outstanding on __________, 2018, will be entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?
A.	If you had more than one deposit and/or loan account on __________, 2018, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?
A.	The names reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	H ow many shares are being offered and at what price?
A.	Mid-Southern Bancorp is offering for sale between 1,645,286 and 2,225,975 shares of common stock (subject to increase to 2,559,871 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?
A.	Pursuant to our plan of conversion, non-transferable rights to subscribe for shares of Mid-Southern Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors with accounts at Mid-Southern Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2016;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors with accounts at Mid-Southern Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2018; and

Priority #4 — Depositors of Mid-Southern Savings Bank at the close of business on __________, 2018 and borrowers of Mid-Southern Savings Bank as of April 8, 1998 whose borrowings remained outstanding on __________, 2018.

Shares not purchased in the subscription offering will be offered for sale to the general public in a community offering, with a preference given first to natural persons and trusts of natural persons residing in the Indiana counties of Washington, Lawrence and Orange and then to Mid-Southern Savings Bank existing public stockholders as of __________, 2018. Remaining shares may be offered to members of the general public.

Shares not sold in the subscription and community offerings are expected to be offered for sale to the general public in a syndicated community offering.

Q.	I am eligible to subscribe for shares of common stock in the subscription offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?
A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the subscription offering, as listed above, may purchase shares in the subscription offering.

To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the subscription and community offerings?
A.	Shares can be purchased by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight courier to the indicated address on the Stock Order Form, by mail using the stock order reply envelope provided, or by hand delivery to Mid-Southern Savings Bank’s main office located at 300 North Water Street, Salem, Indiana. Stock order forms may not be delivered to any other Mid-Southern Savings Bank’s offices. Please do not mail Stock Order Forms to Mid-Southern Savings Bank.

Q.	What is the deadline for purchasing shares?
A.	To purchase shares in the subscription and community offerings, you must deliver a properly completed and signed original stock order form, together with full payment, so that it is received (not postmarked) no later than 2:00 p.m., Eastern time, on __________, 2018. Acceptable methods for delivery of stock order forms are described above.

Q.	How may I pay for the shares?
A.	Payment for shares can be remitted in two ways:
(1)	By personal check, bank check or money order, made payable to Mid-Southern Bancorp. These will be deposited upon receipt. We cannot accept wires or third party checks. Mid-Southern Savings Bank line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your Mid-Southern Savings Bank deposit account(s). The stock order form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the stock order form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Mid-Southern Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?
A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.05% from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on funds. If you pay for shares by authorizing a direct withdrawal from your Mid-Southern Savings Bank deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?
A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or persons exercising subscription rights through a single qualifying account held jointly is 20,000 shares ($200,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 30,000 shares ($300,000) in all categories of the offerings combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Mid-Southern Savings Bank individual retirement account (“IRA”) to purchase shares?
A.	You may use funds currently held in retirement accounts with Mid-Southern Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Mid-Southern Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the __________, 2018 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from Mid-Southern Savings Bank to pay for shares?
A.	No. Mid-Southern Savings Bank, by regulation, may not extend a loan for the purchase of Mid-Southern Bancorp common stock during the offering. Similarly, you may not use existing MidSouthern Savings Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond __________, 2018 or the number of shares of common stock to be sold is increased to more than 2,559,871 shares or decreased to less than 1,645,286 shares.

Q.	Are directors and executive officers of Mid-Southern Savings Bank planning to purchase stock?
A.	Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 87,000 shares ($870,000) in the offering. After the conversion, as a result of purchases in the offering and the shares they will receive in exchange for existing shares of Mid-Southern Savings Bank that they currently own, our directors and executive officers, together with their associates, are expected to beneficially own 126,025 shares of common stock, or 4.67% of our total shares outstanding, at the midpoint of the offering range.

Q.	Will the stock be insured?
A.	No. Like any common stock, Mid-Southern Bancorp stock will not be insured.

Q.	Will dividends be paid on the stock?
A.	Mid-Southern Savings Bank does not currently pay a regular cash dividend on its common stock; however, we did pay a special cash dividend of $0.06 per share in May 2017. After the conversion, we intend to pay cash dividends on a quarterly basis. The amount of the dividend will be determined following the completion of the conversion, taking into account the total number of shares issued and the exchange ratio received by existing public stockholders.

The dividend rate and the continued payment of

dividends also will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurance can be given that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

Q.	How will Mid-Southern Bancorp shares trade?
A.	Upon completion of the conversion and offering, Mid-Southern

Bancorp shares will replace the existing shares of MidSouthern Savings Bank and will trade on the Nasdaq Capital Market under the trading symbol “MSVB.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Mid-Southern Bancorp shares in the future.

Q.	If I purchase shares during the subscription and community offerings, when will I receive my shares?
A.	All shares of Mid-Southern Bancorp common stock sold in the subscription and community offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?
A.	The outstanding shares of Mid-Southern Savings Bank common stock held by existing public stockholders at the completion date of the conversion and offering will be exchanged for newly issued shares of Mid-Southern Bancorp common stock. The number of shares of Mid-Southern Bancorp common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of MidSouthern Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?
A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ___- ____, from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, by telephone or the Internet by following the voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE

ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF,

MANAGEMENT, YOUR DEPOSIT ACCOUNTS OR LOANS AT MID-SOUTHERN

SAVINGS BANK, FSB. DEPOSIT ACCOUNTS WILL NOT BE CONVERTED TO

COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-____, From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

Your Board of Directors urges you to vote “FOR” the plan of conversion.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES

OF COMMON STOCK DURING THE OFFERING, NOR DOES IT

AFFECT YOUR MID-SOUTHERN SAVING BANK, FSB DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-____, From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”).

In order to implement the plan of conversion, we must obtain the approval of our voting customers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted, vote the enclosed replacement Proxy Card. Your vote will not be counted twice!

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

Please note: Implementing the plan of conversion will not affect your deposit accounts or loans at Mid-Southern Savings Bank, FSB. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not require you to purchase shares of common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) ___-____, From 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG3

CONTROL NUMBER PROXY CARD Please vote by marking one of the boxes as shown. FOR AGAINST 1. The approval of a Plan of Conversion and Reorganization (the “plan of conversion”) whereby Mid-Southern, M.H.C. and Mid-Southern Savings Bank, FSB will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement; and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered. IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Mid- Southern, M.H.C. at said Meeting of the Member’s decision to terminate this proxy, then the power of said attorney in fact or agents shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt of a Notice of Special Meeting and attached proxy statement dated __________, 2018, prior to the execution of this proxy. x Signature Date NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. FOLD AND DETACH THE PROXY VOTING CARD HERE YOUR PROMPT VOTE IS IMPORTANT! Internet and telephone voting are quick and simple ways to vote, available through 11:59 P.M., Eastern time, on __________, 2018 VOTE BY INTERNET WWW.MYPROXYVOTECOUNTS.COM Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. OR VOTE BY TELEPHONE (Toll-free) 1-( ) - Use the touch-tone telephone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage paid Proxy Reply Envelope provided. If you vote by Internet or by Telephone, you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES.

REVOCABLE PROXY MID-SOUTHERN, M.H.C. SPECIAL MEETING OF MEMBERS __________, 2018 The undersigned member of Mid-Southern, M.H.C. hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members (the “Meeting”) to be held at __________, Salem, Indiana 47167 at _:00 p.m., Eastern time, on __________, 2018, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows: The Board of Directors recommends a vote “FOR” the proposal. THE BOARD OF DIRECTORS IS SOLICITING YOUR PROXY. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE SIMPLE INSTRUCTIONS ON THE REVERSE SIDE. (CONTINUED ON REVERSE SIDE) FOLD AND DETACH THE PROXY VOTING CARD HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF MID-SOUTHERN BANCORP, INC. COMMON STOCK IN THE OFFERING.